SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2005

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Principal Officer; Appointment of Principal Officer

On April 11, 2005, Ambac Financial Group, Inc. (“Ambac”) announced that Thomas J. Gandolfo will be leaving his position as Senior Vice President and Chief Financial Officer to assume responsibility for Ambac’s investment and other capital market activities. As the Senior Managing Director of this area, Mr. Gandolfo will be responsible for Ambac’s global structured credit, financial services and management of Ambac’s investment portfolios. Mr. Gandolfo, age 44, has served as Senior Vice President and Chief Financial Officer of Ambac since January 2003. Prior to this role he served as Ambac’s Controller from July 1998 to January 2003. It is anticipated that Mr. Gandolfo, after assisting in an orderly transition, will assume his new responsibilities no later than June 30.

Sean Leonard, age 40, a partner in both the structured finance group and financial services group in Price WaterhouseCoopers, has accepted an offer to become Ambac’s new Senior Vice President and Chief Financial Officer replacing Mr. Gandolfo. Mr. Leonard has been with Price WaterhouseCoopers for over 18 years and has been actively involved in the financial services industry during his career, including the financial guarantee industry for the last 5 years. Mr. Leonard became a partner in July 2000. Prior to his admission into the partnership, Mr. Leonard was a senior manager. In addition, he served as Price WaterhouseCooper’s representative as a practice fellow at the Financial Accounting Standards Board. As a practice fellow, Mr. Leonard was involved in the deliberations on various accounting issues facing the financial services and insurance industries. Mr. Leonard is a CPA and graduate of the Pennsylvania State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: April 11, 2005

	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel